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                                                                    Exhibit 3.22



STATE OF LOUISIANA

PARISH OF LIVINGSTON

                            ARTICLES OF ORGANIZATION
                                       OF
                   BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C.

     BE IT KNOWN, that on the 19th day of November, 1999, before me, Jay J. Harris, notary public, duly commissioned and qualified in and for the aforesaid parish and state, and in the presence of the undersigned competent witnesses, personally came and appeared Cathy M. Ellis and Elaine E. McLean, who, acting under the authority of Louisiana's Limited Liability Company Law, R.S. 12:1301 et seq., do hereby organize and constitute themselves into a Limited Liability Company, for the objects and purposes and under the conditions and agreements of the following Articles of Organization:

                                     I. NAME

     The name of this limited liability company is Bayou Vista Truck Plaza and Casino, L.L.C., referred to hereinafter as "tile company."

                                   II. PURPOSE

     The company's purpose is to engage in any lawful business activities for which limited liability companies organized under Chapter 22 of Title 12 of the Louisiana Revised Statutes (R.S. 12:1301 et seq.) may engage.

                                 III. MANAGEMENT

     The company shall be managed by Claude M. Penn, Jr.

                                IV. RESTRICTIONS

     Other than those restrictions imposed by law, there shall be no restrictions on the authority of the company's manager to bind the company.

                     V. LIABILITY WAIVER AND INDEMNIFICATION

     No member shall have any personal liability for monetary damages for breach of any duty as set forth in R.S. 12:1314, or any activities performed in connection with the management of the company. Further, each member shall be fully indemnified by the company for any judgments, settlements, penalties, fines or expenses incurred because of membership in the company. It is the intention of this provision to afford members of the company the most complete relief from liability and the most indemnification permitted by law, and particularly afforded by R.S. 12:1315.

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                             VI. OPERATING AGREEMENT

     The company's operating agreement, if any, shall provide for the company's status and operations, including questions of management, management rights, finances, distributions, assignments of membership interests, dissolution and other operational matters.

               VII. NO OPERATING AGREEMENT; STATUTORY APPLICATION

     In the absence of a written operating agreement, all questions concerning the company's status and operations, including questions of management and management rights, finance, distributions, assignment of membership interests and dissolution shall, unless otherwise provided, be governed by the laws of the State of Louisiana and particularly Title 12, Section 1301 et seq. of the Revised Statutes of Louisiana.

                               VIII. MISCELLANEOUS

     Unless and until amendment of these Articles by proper juridical act properly filed in the office of the Louisiana Secretary of State, any person dealing with the company may rely upon a certificate of Claude M. Penn, Jr., acting alone, to:

     (1)  establish the membership of any member of the company,

     (2)  establish the authenticity of any records of the company, or

     (3) establish the authority of any person to act on behalf of the company, including but not limited to the authority to take actions referred to in Louisiana Revised Statutes Title 12, Section 1318(B), which actions include:

          a.   The dissolution and winding up of the company;

          b. The sale, exchange, lease, mortgage, pledge, or other transfers of all or substantially all of the assets of the company;

          c.   The merger or consolidation of the company;

          d. The incurrence of indebtedness by the company other than in the ordinary course of its business;

          e. The alienation, lease or encumbrance of any immovable of the company; and

          f.   An amendment to the articles of organization.

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     THUS DONE AND SIGNED on the day and date set forth above at the City of
Denham Springs, Parish of Livingston, State of Louisiana, the parties hereto having affixed their signatures, together with me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:                                     APPEARERS:


/s/ Illegible                                  /s/ Cathy M. Ellis
-------------------------                      ---------------------------------
                                               CATHY M. ELLIS


/s/ Illegible                                  /s/ Elaine E. Mclean
-------------------------                      ---------------------------------
                                               ELAINE E. MCLEAN


                                /s/ Jay J. Harris
                        --------------------------------
                          JAY J. HARRIS, Notary Public

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                    LIMITED LIABILITY COMPANY INITIAL REPORT
                    ----------------------------------------
                                (R.S.12:1305(e))
                                ----------------

1.   The name of this limited liability company is:

          Bayou Vista Truck Plaza and Casino, L.L.C

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

          Municipal Address:                    Mailing Address:

          1829 Hwy 90 West                      P.O. Box 339
          Bayou Vist, LA 75703                  Amite, LA 70422

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

          Jay J. Harris
          1406 S. Range Avenue
          Suit 2
          Denham Springs, LA 70726

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

          Claude M. Penn, Jr.
          35059 Bend Road
          Denham Springs, LA 70706

     To be signed by each person who signed the articles of organization:


                                               /s/ Cathy M. Ellis
                                               ---------------------------------
                                               CATHY M. ELLIS


                                               /s/ Elaine E. Mclean
                                               ---------------------------------
                                               ELAINE E. MCLEAN

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               AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
               ---------------------------------------------------

     I hereby acknowledge and accept the appointment of registered agent for and on behalf of Bayou Vista Truck Plaza and Casino, L.L.C.

                                               Registered agent(s) signature(s):


                                               /s/ Jay J. Harris
                                               ---------------------------------
                                               JAY J. HARRIS

     Sworn to and subscribed before me this 19th day of November, 1999.


                                  /s/ Illegible
                              ---------------------
                                  Notary Public